SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               __________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  March 4, 2003
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                         RACING CHAMPIONS ERTL CORPORATION
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction or incorporation)

                 0-22635                            36-4088307
                 -------                            ----------
         (Commission File Number)          (I.R.S. Employer I.D. Number)

                      800 Roosevelt Road
                    Building C, Suite 320
                     Glen  Ellyn,  Illinois               60137
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            (Address of Principal Executive Offices)    (Zip Code)

                                  630-790-3507
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              (Registrant's telephone number; including area code)

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Item  2.  Acquisition  or  Disposition  of  Assets.
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     On  March  4,  2003,  Racing  Champions  Ertl  Corporation  (the "Company")
acquired Learning Curve International, Inc. ("Learning Curve") for 666,667 shares of the Company's common stock and approximately $106.7 million of cash, less debt and capital lease obligations, including $12.0 million in escrow to secure Learning Curve's indemnification obligations under the merger agreement. The purchase price is subject to a post-closing working capital adjustment and to the payment by the Company of additional consideration of up to $6.5 million based on sales and margin targets for the Learning Curve product lines in 2003. Learning Curve develops and markets a variety of high-quality, award winning traditional children's toys for every stage of childhood from birth through age eight. Its product lines include Thomas & Friends, the top selling brand of expandable wooden toy railway systems in the U.S., and the recently introduced Take Along Thomas die-cast train series and play sets. Other products include Lamaze infant toys, Madeline dolls and accessories, Eden(R) plush, Feltkids(R) activity boards, and Lionel battery powered train systems.

     In connection with the acquisition of Learning Curve, the Company and certain of its subsidiaries entered into a Credit Agreement, dated as of March 4, 2003 (the "Credit Agreement"), with Harris Trust and Savings Bank, as lender and agent, and certain other lenders named therein. The Credit Agreement provides the Company with a revolving credit facility of up to $80,000,000 and a term loan of $60,000,000. On March 4, 2003, the Company borrowed approximately $110,000,000 pursuant to the Credit Agreement to fund the acquisition of Learning Curve.

Item  7.  Financial  Statements,  Pro  Forma Financial Information and Exhibits.
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     (a)  Financial  statements  of  business  acquired.

          It is not practical to provide financial statements of the business acquired at this time. Such financial statements are expected to be filed in an amendment to this Form 8-K no later than May 19, 2003.

     (b)  Pro  forma  financial  information.

          It is not practical to provide unaudited pro forma financial information at this time. Such pro forma financial information is expected to be filed in an amendment to this Form 8-K no later than May 19, 2003.

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     (c)  Exhibits.

          2.1 Agreement and Plan of Merger, dated as of February 3, 2003, among the Company, RBVD Sub I Inc., Racing Champions Worldwide Limited, Racing Champions Limited and Learning Curve International, Inc.

          99.1 Credit Agreement, dated as of March 4, 2003, by and among the Company, RC Ertl, Inc., Racing Champions South, Inc., Racing Champions Worldwide Limited, Harris Trust and Savings Bank, as lender and agent, certain other corporations party thereto and the other lenders party thereto.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Racing Champions Ertl Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            RACING  CHAMPIONS  ERTL  CORPORATION
Date:  March  18,  2003
                                           BY       /s/ Jody L. Taylor

                                                       Jody L. Taylor,
                                                  Chief Financial Officer

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